WAFERGEN, INC.

FINANCIAL STATEMENTS

For the Years Ended December 31, 2006 and 2005
With
Report of Independent Auditors

Report of Independent Auditors

The Board of Directors and Stockholders of
Wafergen, Inc.:

We have audited the accompanying balance sheets of Wafergen, Inc. (a development stage company) as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and for the period from October 22, 2002 (inception) to December 31, 2006. These financial statements are the responsibility of Wafergen, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Wafergen, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Wafergen, Inc.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Wafergen, Inc., as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and from October 22, 2002 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Wafergen, Inc. will continue as a going concern. As shown in the financial statements, Wafergen, Inc. has incurred net losses since its inception and has experienced liquidity problems. Those conditions raise substantial doubt about Wafergen, Inc.’s ability to continue as a going concern. Management’s plans in regarding to those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rowbotham & Company LLP

San Francisco, California
March 1, 2007

WAFERGEN, INC.
(A Development Stage Company)

Balance Sheets

	December 31,	December 31,
	2006	2005

Assets

Current assets:
Cash	$36,158	$193,843
Accounts receivable	34,429	—
Prepaid expenses and other current assets	11,056	13,440

Total current assets	81,643	207,283

Property and equipment, net	50,259	73,840

Other assets	2,570	2,570

Total assets	$134,472	$283,693

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$393,188	$247,990
Accrued payroll	150,000	—
Accrued vacation	21,396	18,908
Due to related party	61,588	24,069

Total current liabilities	626,172	290,967

Commitments and contingencies	—	—

Series B Preferred Stock, $0.0001 par value; 7,000,000 shares authorized; 2,052,552 and — shares issued and outstanding at December 31, 2006 and 2005 (Liquidation value: $1,663,942 and $— at December 31, 2006 and 2005)	1,663,942	—

Stockholders’ equity (deficit):
Series A Preferred Stock, $0.0001 par value; 10,000,000 shares authorized; 5,915,219 and 5,915,219 shares issued and outstanding at December 31, 2006 and 2005 (Liquidation value: $3,135,073 and $3,135,073 at December 31, 2006 and 2005)	592	592
Common Stock: $0.0001 par value; 26,000,000 shares authorized; 6,475,000 and 6,300,000 shares issued and outstanding at December 31, 2006 and 2005	648	630
Additional paid-in capital	3,880,285	3,144,298
Unearned compensation	(93,922)	—
Accumulated deficit	(5,943,245)	(3,152,794)

Total stockholders’ equity (deficit)	(2,155,642)	(7,274)

Total liabilities and stockholders’ equity (deficit)	$134,472	$283,693

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Operations

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Revenues	$50,495	$—	$65,295

Cost of revenues and expenses	2,736,946	1,466,199	5,797,046

Operating loss	(2,686,451)	(1,466,199)	(5,731,751)

Interest expense	—	28,250	107,494

Net loss before provision for income taxes	(2,686,451)	(1,494,449)	(5,839,245)

Provision for income taxes	—	—	—

Net loss	(2,686,451)	(1,494,449)	(5,839,245)

Accretion on Series B Preferred Stock	(104,000)	—	(104,000)

Net loss applicable to common stockholders	$(2,790,451)	$(1,494,449)	$(5,943,245)

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

	Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balances as of October 22, 2002	—	$—	—	$—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	—	—

Balances as of December 31, 2002	—	$—	—	$—	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

	Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balances as of January 1, 2003	—	$—	—	$—	$—	$—	$—	$—

Net loss	—	—	—	—	—	—	(533,985)	(533,985)

Balances as of December 31, 2003	—	$—	—	$—	$—	$—	$(533,985)	$(533,985)

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

	Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balances as of January 1, 2004	—	$—	—	$—	$—	$—	$(533,985)	$(533,985)

Issuance of Common Stock	—	—	4,600,000	460	—	—	—	460

Stock-based compensation	—	—	—	—	1,242	—	—	1,242

Net loss	—	—	—	—	—	—	(1,124,360)	(1,124,360)

Balances as of December 31, 2004	—	$—	4,600,000	$460	$1,242	$—	$(1,658,345)	$(1,656,643)

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

	Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balances as of January 1, 2005	—	$—	4,600,000	$460	$1,242	$—	$(1,658,345)	$(1,656,643)

Issuance of Series A Preferred Stock	5,915,219	592	—	—	3,134,481	—	—	3,135,073

Issuance of Common Stock	—	—	1,700,000	170	—	—	—	170

Stock-based compensation	—	—	—	—	8,575	—	—	8,575

Net loss	—	—	—	—	—	—	(1,494,449)	(1,494,449)

Balances as of December 31, 2005	5,915,219	$592	6,300,000	$630	$3,144,298	$—	$(3,152,794)	$(7,274)

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

	Series A				Additional
	Preferred Stock		Common Stock		Paid-in	Unearned	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balances as of January 1, 2006	5,915,219	$592	6,300,000	$630	$3,144,298	$—	$(3,152,794)	$(7,274)

Issuance of Common Stock	—	—	70,000	7	—	—	—	7

Unearned compensation related to issuance of restricted Common Stock	—	—	105,000	11	105,739	(105,750)	—	—

Stock-based compensation	—	—	—	—	630,248	11,828	—	642,076

Accretions on Series B Preferred Stock	—	—	—	—	—	—	(104,000)	(104,000)

Net loss	—	—	—	—	—	—	(2,686,451)	(2,686,451)

Balances as of December 31, 2006	5,915,219	$592	6,475,000	$648	$3,880,285	$(93,922)	$(5,943,245)	$(2,155,642)

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Statements of Cash Flows

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Cash flow from operating activities:
Net loss	$(2,686,451)	$(1,494,449)	$(5,839,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,581	23,381	67,646
Stock-based compensation	642,076	8,575	651,893
Issuance of Series A Preferred Stock for legal services	—	50,000	50,000
Issuance of Series A Preferred Stock for interest owed	—	28,250	107,494
Changes in operating assets and liabilities:
Accounts receivable	(34,429)	—	(34,429)
Prepaid expenses and other current assets	2,384	(13,440)	(11,056)
Other assets	—	—	(2,570)
Accounts payable	145,198	76,818	393,188
Accrued payroll	150,000	—	150,000
Accrued vacation	2,488	9,309	21,396

Net cash used in operating activities	(1,755,153)	(1,311,556)	(4,445,683)

Cash flow from investing activities:
Purchase of property and equipment	—	(4,000)	(117,905)

Net cash used in investing activities	—	(4,000)	(117,905)

Cash flow from financing activities:
Advances from (repayments to) related party, net	37,519	(2,929)	61,588
Proceeds from issuance of note payable	—	1,480,059	2,977,579
Proceeds from issuance of Series B Preferred Stock	1,559,942	—	1,559,942
Proceeds from issuance of Common Stock	7	170	637

Net cash provided by financing activities	1,597,468	1,477,300	4,599,746

Net increase (decrease) in cash and cash equivalents	(157,685)	161,744	36,158

Cash at beginning of the period	193,843	32,099	—

Cash at the end of the period	$36,158	$193,843	$36,158

The accompanying notes are an integral part of these financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

1.	The Company

Nature of business - Wafergen, Inc. (the "Company") was incorporated in the State of Delaware on October 22, 2002. The Company is engaged in the development, manufacture and sales of systems for gene expression, genotyping and stem cell research for the life sciences, pharmaceutical drug discovery and biomarker discovery and diagnostic products industries. The Company’s products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker research. Through the SmartChip™ and SmartSlide™ products, the Company plans to provide new performance standards with significant savings of time and cost for professionals in the field of gene expression research facilitating biomarker discovery, toxicology and clinical research.

The Company has incurred substantial losses and negative cash flows from operations in every fiscal period since its inception. Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will increase from current levels as the Company continues to grow and develop. Failure to generate sufficient revenues or raise additional capital could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives.

The Company's financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company continues to face significant risks associated with the successful execution of its strategy given the current market environment for similar companies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results and outcomes could differ from these estimates and assumptions.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash in a commercial bank. Accounts at the commercial bank at times exceed $100,000. Accounts are secured by the Federal Deposit Insurance Corporation up to $100,000.

The Company generally requires no collateral from its customers. At December 31, 2006, one customer accounted for 100% of accounts receivable. For the year ended December 31, 2006, three customers accounted for 70%, 20% and 10% of total revenues.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years. Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

Impairment of Long-Lived Assets - The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted future cash flows over the remaining life of the long-lived assets in measuring whether they are recoverable. If the estimated undiscounted future cash flows exceed the carrying value of the asset, a loss is recorded as the excess of the assets carrying value over its fair value. No assets were determined to be impaired in 2006 or 2005.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carry-forwards and other deferred tax assets where it is more likely than not that such loss carry-forwards and deferred tax assets will not be realized.

Revenue Recognition - The Company recognizes revenue from product sales at the time of shipment.

Expense Recognition - Expenses are charged to expense as incurred.

Stock-Based Compensation - The Company measures the fair value of all stock-based awards, including stock options, on the grant date and records the fair value of these awards to compensation expense over the service period. The fair value is estimated using the Black-Scholes valuation model.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

The fair value of each option grant has been estimated using the following assumptions:

	December 31,	December 31,
	2006	2005

Risk free interest rate	4.57% - 5.07%	4.16% - 4.49%

Expected lives	5 Years	5 Years

Expected volatility	21%	0%

Dividend yields	0%	0%

The weighted-average fair value was $0.39 and $1.11 for the years ended December 31, 2006 and 2005. Amounts expensed were $54,798 and $8,575 for the years ended December 31, 2006 and 2005 and $64,615 for the period from inception to December 31, 2006.

Risk-free interest rate - This is the U.S treasury rate for the day of the grant having a term approximating the expected life of the option. An increase in the risk-free interest rate will increase the fair value and the related compensation expense.

Expected life - This is the period of time over which the award is expected to remain outstanding and is based on management’s estimate, taking into consideration vesting term, contractual term, and historical lives. An increase in the expected life will increase the fair value and the related compensation expense.

Expected volatility - This is a measure of the amount by which the stock price has fluctuated or is expected to fluctuate. The average daily price volatility of the Small Cap Medical Equipment was used for the retrospective period corresponding to the expected life. An increase in the expected volatility life will increase the fair value and the related compensation expense.

Dividend yield - The Company has not made any dividend payments nor does it have plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease the fair value and the related compensation expense.

At December 31, 2006, the total unrecognized compensation cost related to stock-based awards was $368,094. This amount is expected to be recognized as stock-based compensation expense over the period from January 1, 2007 to October 31, 2010.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Research and Development - Research and development costs are charged to operations as incurred.

Comprehensive Loss - The Company has no components of comprehensive income (loss) other than its net loss and, accordingly, comprehensive loss is the same as the net loss for all periods presented.

Recent Accounting Pronouncements - In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe that the adoption of FIN 48 will have a significant effect on its financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - An Amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006, with earlier adoption permitted. The Company does not believe the adoption of SFAS 156 will have a significant effect on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a significant effect on its financial statements.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

3.	Property and Equipment

Property and equipment, net consists of the following at December 31, 2006 and 2005:

	December 31,	December 31,
	2006	2005

Equipment	$110,405	$110,405
Furniture and fixtures	7,500	7,500

Total property and equipment	117,905	117,905

Less accumulated depreciation and amortization	(67,646)	(44,065)

Property and equipment, net	$50,259	$73,840

Depreciation and amortization expense totaled $23,581 and $23,381 for the years ended December 31, 2006 and 2005 and $67,646 for the period from inception to December 31, 2006.

4.	Commitments and Contingencies

The Company leases office space under non-cancelable operating lease with an expiration date in December 2007.

Future minimum lease obligations under the Company's noncancelable operating lease are as follows:

Building
Year ended December 31:
2007	$44,289

Rent expense totaled $44,200 and $46,054 for the years ended December 31, 2006 and 2005 and $135,208 for the period from inception to December 31, 2006.

5.	Common and Preferred Stock

Common Stock - Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. Since inception, no dividends have been declared.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

The common stock activity is as follows:

	Common Stock
	Shares	Amount

Issuance of Common Stock in June 2004	4,600,000	$460

Balance at December 31, 2004	4,600,000	460

Issuance of Common Stock in September 2005	1,700,000	170

Balance at December 31, 2005	6,300,000	630

Issuance of Common Stock in January 2006	5,000	1

Issuance of Common Stock in January 2006	2,500	—

Issuance of restricted Common Stock in March 2006	45,000	4

Issuance of Common Stock in June 2006	15,000	2

Issuance of restricted Common Stock in July 2006	20,000	2

Issuance of restricted Common Stock in August 2006	30,000	3

Issuance of Common Stock in August 2006	31,500	3

Issuance of restricted Common Stock in November 2006	10,000	1

Issuance of Common Stock in November 2006	16,000	2

Balance at December 31, 2006	6,475,000	$648

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Preferred Stock - During 2006, the Company’s Board of Directors authorized a second amendment and restatement of the Company’s Certificate of Incorporation. The Company’s second amended and restated Certificate of Incorporation, authorizes the Company to issue a total of 43,000,000 shares of stock, consisting of 26,000,000 shares of common stock, 10,000,000 shares of Series A Preferred Stock and 7,000,000 shares of Series B Preferred Stock.

The Series A and Series B Preferred Stock activity is as follows:

	Series A		Series B
	Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount

Issuance of Series A Preferred Stock in February 2005	5,915,219	$3,135,073	—	$—

Balance at December 31, 2005	5,915,219	3,135,073	—	—

Issuance of Series B Preferred Stock in February 2006	—	—	2,052,552	1,559,942

Accretion on Series B Preferred Stock	—	—	—	104,000

Balance at December 31, 2006	5,915,219	$3,135,073	2,052,552	$1,663,942

The rights, preferences, and privileges of the holders of Series A and Series B Preferred Stock are as follows:

Voting - Each holder of Series A and Series B Preferred Stock has one vote for each share of common stock into which they may be converted as of the applicable record date. As long as 5,300,000 shares of Preferred Stock are outstanding, the holders of Series A Preferred stock shall be entitled to elect two directors and the holders of Series B Preferred stock shall be entitled to elect one director to the Company’s Board of Directors voting as a separate class. The holders of any outstanding Common Stock shall be entitled to elect two directors to the Company’s Board of Directors voting as a separate class. The holders of Preferred Stock and Common Stock, voting together as a single class and not as separate series and on an as-converted basis, shall be entitled to elect any additional directors to the Company’s Board of Directors.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Dividends - Holders of Series A and Series B Preferred Stock are entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors payable in preference and priority to any declaration or payment on Common Stock at an annual rate of $0.0424 for Series A Preferred Stock and $0.0608 for Series B Preferred Stock per share. Series A Preferred Stock dividends are non-cumulative; however, Series B Preferred Stock dividends are cumulative. Any additional dividends (other than dividends on Common Stock payable solely in Common Stock) shall be in proportion to the then outstanding shares of Common Stock and shares the Series A and Series B Preferred Stock would convert into. Since inception, no dividends have been declared.

The cumulative amount of Series B Preferred Stock dividends that are unearned and undeclared at December 31, 2006 is $104,000.

As of December 31, 2006, the carrying amount of Series B Preferred Stock includes accretions related to the liquidation and redemption feature in the amount of $104,000.

Liquidation - In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the then outstanding (as adjusted for stock splits, stock dividends, recapitalization or the like) Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock and Common Stock, the amount of $0.76 per share, plus all cumulative and declared but unpaid dividends for such shares. If upon occurrence of such event, the assets of the Company legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

After payment or the setting apart for payment of the Series B Liquidation Preference, the holders of Series A Preferred Stock are entitled to a liquidation preference of $0.53 per share, plus any declared and unpaid dividends, prior and in preference to any distribution of any assets of the Common Stock. If upon occurrence of such event, the assets and funds distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

After the payment of all preferential amounts are made to the Series A and Series B Preferred Stockholders, all the remaining funds and assets of the corporation shall be distributed on a pro rata basis among the Series A Preferred Stockholders, the Series B Preferred Stockholders, and the Common Stockholders in proportion to the number of shares of Common Stock held by them, with the shares of Series A and Series B Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable conversion rates. However, the holders of the Series A Preferred Stock shall not be entitled to further participation in any distributions of the remaining assets of the Company once they have received an amount equal to $1.59 per share and the holders of the Series B Preferred Stock shall not be entitled to further participation in any distributions of the remaining assets of the Company once they have received an amount equal to $2.28 per share.

Conversion - Each share of Preferred Stock is convertible into such number of shares of common stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares of Series A Preferred Stock and Series B Preferred Stock, by the conversion price at the time in effect for each such share of Series A Preferred Stock and Series B Preferred Stock. The initial conversion price for the Series A Preferred Stock shall be $0.53 and the Series B Preferred Stock shall be $0.76. Conversion is either at the option of the holder or is automatic (i) immediately prior to the closing date of a firm commitment underwritten initial public offering of the Company's common stock for not less than $1.06 per share of Series A Preferred Stock and $2.28 per share of Series B Preferred Stock and the aggregate gross proceeds to the Company are not less than $30,000,000, or (ii) upon receipt by the Company of a written request for such conversion from the holders of a majority of the then outstanding Preferred Stock.

Redemption - At any time after February 17, 2010, but within ninety days after the receipt by the Company following such date of a written request from the holders of not less than a majority of the then outstanding Series B Preferred Stock that all of the shares of the Series B Preferred Stock be redeemed, the Company shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series B Preferred Stock by paying in cash in five equal annual installments beginning on the date of such redemption by the Company in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to the original Series B Preferred Stock purchase price per share of the Series B Preferred Stock plus all cumulative and accrued but unpaid dividends on such shares.

6.	Stock Options and Warrants

In 2003, the Company’s Board of Directors adopted a 2003 Incentive Stock Plan (the “2003 Plan”).

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

The 2003 Plan authorized the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors, and consultants for up to 1,500,000 shares of common stock. Under the Plan, incentive stock options and nonqualified stock options can be granted. Incentive stock options are to be granted at a price that is no less than 100% of the fair value of the stock at the date of grant. Options will be vested over a period according to the Option Agreement, and are exercisable for a maximum period of ten years after date of grant. Options granted to stockholders who own more than 10% of the outstanding stock of the Company at the time of grant must be issued at an exercise price no less than 110% of the fair value of the stock on the date of grant.

In November 2006, the Company increased the aggregate number of shares of Common Stock that may be issued under the 2003 Plan to a total authorized reserve of 2,500,000 shares, a 1,000,000 share increase.

A summary of stock option transactions is as follows:

	Stock Options
	Options	Number of	Weighted
	Available for	Options	Average
	Grant	Outstanding	Exercise Price

Shares originally reserved	1,500,000	—	$—
Granted	(510,000)	510,000	0.0001
Forfeited	245,000	(245,000)	0.0001

Balance at December 31, 2003	1,235,000	265,000	0.0001
Granted	(185,000)	185,000	0.0028
Forfeited	30,000	(30,000)	0.0001

Balance at December 31, 2004	1,080,000	420,000	0.0013
Granted	(120,000)	120,000	0.0100

Balance at December 31, 2005	960,000	540,000	0.0032
Additional shares reserved	1,000,000	—	—
Granted	(356,000)	356,000	0.0800
Exercised	—	(70,000)	0.0001
Forfeited	65,000	(65,000)	0.0247

Balance at December 31, 2006	1,669,000	761,000	$0.0376

Options exercisable were 298,146 and 234,479 at December 31, 2006 and 2005. The weighted-average exercise price for options that are exercisable is $0.0069 and $0.0012 at December 31, 2006 and 2005.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

The following table summarizes information concerning outstanding options as of December 31, 2006:

	Options Outstanding			Options Exercisable
	Number	Weighted		Number
	Outstanding	Average	Weighted	Exercisable	Weighted
	as of	Remaining	Average	as of	Average
Exercise	December	Contractual	Exercise	December	Exercise
Price	31, 2006	Life (in Years)	Price	31, 2006	Price

$0.0001	255,000	6.78	$0.0001	211,771	$0.0001
0.0100	170,000	8.45	0.0100	69,583	0.0100
0.0800	336,000	9.64	0.0800	16,792	0.0800

	761,000	8.41	$0.0376	298,146	$0.0069

During 2006, the Company issued restricted Common Stock. The restricted Common Stock offers the recipient the opportunity to receive shares of Common Stock over time, rather that options that would give them the right to purchase Common Stock at a set price. Restricted stock awards are grants that entitle the holder to shares of Common Stock subject to certain terms. The Company’s restricted stock awards generally have restrictions that are eliminated over a four-year period. During 2006, the Company recorded unearned compensation of $105,750 as a component of stockholders’ equity (deficit), in connection with the restricted stock grants based on the fair value of the Company’s Common Stock on the respective grant dates. This unearned compensation is being amortized and charged to operations over the same period as the restrictions are eliminated. The amount amortized was $11,828 and $11,828 for the year ended December 31, 2006 and the period from inception to December 31, 2006. Restricted stock awards for 105,000 shares were issued during 2006 at prices ranging from $0.75 to $1.50.

In November 2006, the Company issued fully vested Series A Preferred Stock option exercisable into 471,698 shares of Series A Preferred Stock to a founder. The option is immediately exercisable into shares of Series A Preferred Stock at a per share price of $0.14 and expire on any date during the earlier of (i) calendar year 2007 and (ii) the calendar year in which a change in control has occurred. The Company determined the fair market value of the option to be $575,450 using the following assumptions: risk free interest rate of 4.60%, no dividend yield, expected volatility of 21%, and an expected life of one year. Amounts expensed were $575,450 for the year ended December 31, 2006 and the period from inception to December 31, 2006.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

7.	Income Taxes

The provision for income taxes consists of the following for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006:

Period From
October 22,
2002
(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Currently payable (refundable):
Federal	$—	$—	$—
State	—	—	—

Total current	—	—	—

Deferred:
Federal	—	—	—
State	—	—	—

Total deferred	—	—	—

Provision for income taxes	$—	$—	$—

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate (34%) to the net loss before provision for income taxes for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

			Period From
			October 22,
			2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Provision for income taxes at federal statutory rate	$(913,393)	$(508,113)	$(1,985,343)
Change in federal valuation allowance	913,393	508,113	1,985,343

Provision for income taxes	$—	$—	$—

The components of the deferred tax assets as of December 31, 2006 and 2005 are as follows:

	December 31,	December 31,
	2006	2005

Deferred tax assets:
Capitalized start-up cost and research and development costs	$2,148,836	$1,338,351
Stock-based compensation	279,271	4,206
Accruals	73,426	8,100

Total deferred tax asset	2,501,533	1,350,657

Valuation allowance	(2,501,533)	(1,350,657)

Net deferred tax assets	$—	$—

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Deferred income taxes were provided for the following items for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006:

			Period From
			Oct 22, 2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Capitalized start-up cost and research and development costs	$810,485	$648,586	$2,148,836
Stock-based compensation	275,065	3,673	279,271
Accruals	65,326	(12,037)	73,426
Valuation allowance	(1,150,876)	(640,222)	(2,501,533)

Deferred income taxes	$—	$—	$—

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets.

There are no prior or current year tax returns under audit by taxing authorities, and management is not aware of any impending audits.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

8.	Related Party Transactions

At December 31, 2006 and 2005, the amount due to related parties consisted of the following:

	December 31,	December 31,
	2006	2005

Due to a shareholder for expense reimbursement	$61,588	$24,069

During the year ended December 31, 2006, a shareholder made payments on behalf of the Company that totaled $37,519. During the year ended December 31, 2005, the Company repaid the shareholder $2,929.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

9.	Cash Flow Information

Cash paid during the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

Period From
October 22,
2002
(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2005

Interest	$—	$—	$—

Income taxes	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities for the years ended December 31, 2006 and 2005 and the period from inception to December 31, 2006 is as follows:

			Period From
			Oct 22, 2002
			(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Issuance of restricted Common Stock	$105,750	$—	$105,750

Accretions on Series B Preferred Stock	$104,000	$—	$104,000

Conversion of debt to equity	$—	$2,977,579	$2,977,579

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

10.	Subsequent Events

In January 2007, the Company issued 250,000 shares of restricted Common Stock to one of the three original founders. In addition, the Company issued stock options to purchase 250,000 shares of Common Stock to each of the remaining two original founders at an exercise price of $0.25 per share.

In January 2007, a founder provided the Company with an additional $100,000. This amount along with amount previously advanced by such founder through December 31, 2006 totals to approximately $162,000. The founder and the Company entered into a bridge loan transaction whereby (i) the founder would lend up to $300,000 in the aggregate at an interest rate of 7% per annum to the Company, (ii) the Company would issue a note to the founder in the principal amount up to $300,000 in the aggregate, and (iii) the Company would issue a warrant to the founder to purchase up to 98,684 shares of Series B Preferred Stock at $0.76 per share. Since the founder has already loaned approximately $162,000 to the Company, the additional amount available to the Company is $138,000.

In February 2007, the founder increased the amount available under the bridge loan from $300,000 to $400,000 and the Company increased the number of Series B Preferred Stock that may be purchased pursuant to the warrant from 98,684 to 131,579.

As of March 31, 2007 the Company had borrowed the maximum amount available, $400,000, under the bridge loan.

The Company is currently engaged in discussions with WaferGen Bio-systems, Inc. (f/k/a La Burbuja Café, Inc.) (the “Parent”) regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is bound to proceed with the merger.

The current proposed terms of the Merger calls for the Parent, a wholly-owned subsidiary of the Parent (the “Acquisition Subsidiary”), and the Company to enter into an Agreement and Plan of Merger and Reorganization (this “Agreement”). This Agreement will result in a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity and a subsidiary of the Parent after the merger, whereby the stockholders of the Company will receive common stock of the Parent in exchange for their capital stock of the Company.

Simultaneously with the closing of the Merger, the Parent shall complete a private placement of up to 8,000,000 units of securities of the Parent, with the right, in its discretion, to sell an additional 1,600,000 units (the “Private Placement Offering”), at the purchase price of $1.50 per unit (the “PPO Price”), each unit consisting of one share of the Parent’s common stock and a five year warrant to purchase three-tenths of a share of Parent common stock for an exercise price of $2.25 per whole share.

WAFERGEN, INC.
(A Development Stage Company)

Notes to the Financial Statements

Contemporaneously with the closing of the Merger, the Parent intends to transfer all of its operating assets and liabilities to a newly formed wholly owned subsidiary (“Leaseco”) and is expected to split-off Leaseco through the sale of all the outstanding capital stock of Leaseco.